EXHIBIT 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

October 6, 2011

Securities and Exchange Commission
100 F Street NE
Washington, D.C.  20549

Re: Franchise Holdings International, Inc.

On June 15, 2010 my appointment as auditor for Franchise Holdings International, Inc. ceased. I have read Franchise Holdings International, Inc.’s statements included under Item 4.01 of its Form 8-K dated June 15, 2010 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant